UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2023 (October 27, 2023)

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2043 Joy View Lane, Henderson, NV 89012

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(312) 953-2723

(Former name or former address, if changed since last report)

5730 Sky Pointe Dr. Unit 102, Las Vegas, NV 89130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MJNE	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27th, 2023, Tom Valenzuela, the Company’s Interim Chief Executive Officer and Chairman of the Board, submitted his resignation as Chief Executive Officer effective as of October 27, 2023. Mr. Valenzuela will continue to serve on the board of directors. Mr. Valenzuela’s decision to resign is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 28, 2023, the Company’s board of directors appointed John Gorst as interim Chief Executive Officer of the company, effective as of October 28, 2023. Additionally, the board also appointed Mr. Gorst to the board of directors effective October 28, 2023.

John P. Gorst – Former Chairman and Chief Executive Officer of Ionic Brands Corp., A cannabis consumer brands Company that developed and launched seven significant brands on the West Coast in three product segments: edibles, concentrates, and small-form-factor liquids.

Mr. Gorst brought to IONIC Brands Corp. the board of directors and management team invaluable experience in successfully launching an upstart business, establishing operational protocols, effective departmental structure and execution, capital raising, and institutionalized corporate governance. Mr. Gorst became the company’s most extensive series “A” investor, later becoming the Chairman and CEO.

In addition to serving on the Board as Executive Chairman, Mr. Gorst also served as Vice Chairman for Cloud X Partners, LLC. A growth equity fund supported by 19 investment groups, including four multi-billion-dollar Institutional firms acquiring and integrating cloud-based assets under a single brand standard. Mr. Gorst has sold two technology companies to private equity, one company to a strategic buyer, and one through an employee buyout.

In addition to serving on the board of Cloud X Partners, Mr. Gorst also served on the audit committee. He served as the Chairman of the technology and innovation committee for all Cloud X Partners portfolio companies. Mr. Gorst’s track record includes taking a company public, creating a market valuation of more than 600 million dollars for shareholders, and generating an ROI of 28x for the company’s Venture Investors. Mr. Gorst also took that same company back to private status in 2011 and was later sold to a private equity firm.

Over his 30-year career, Mr. Gorst has started seven companies (exited four, with three failures), raising over $100 million in venture and debt financing.

The Company will continue to search for and identify candidates to fulfill the newly vacated position of Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: October 30, 2023	By:	/s/ John Gorst
John Gorst
Interim Chief Executive Officer

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